Exhibit 99.1

InterPrivate Acquisition Corp. Announces Pricing of $210 Million Initial Public Offering

New York, NY – (February 3, 2020) – InterPrivate Acquisition Corp. (NYSE: IPV.U) (the “Company”) announced today that it priced its initial public offering of 21,000,000 units at $10.00 per unit. The units will commence trading on February 4, 2020 on the New York Stock Exchange under the symbol “IPV.U.”

Each unit consists of one share of common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder to purchase one share of common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be traded on the NYSE under the symbols “IPV and “IPV WS”, respectively.

The underwriters have been granted a 45-day option to purchase up to an additional 3,150,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on or about February 6, 2020, subject to customary closing conditions.

EarlyBirdCapital, Inc. is acting as the sole book-running manager of the offering. I-Bankers Securities, Inc. is acting as co-manager.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on February 3, 2020. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Syndicate Department, 212-661-0200. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InterPrivate Acquisition Corp.

InterPrivate Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company is controlled by affiliates of Ahmed M. Fattouh, Chairman and Chief Executive Officer, and InterPrivate LLC, a private investment firm founded by Mr. Fattouh that invests on behalf of a consortium of family offices in partnership with independent sponsors who have accumulated substantial industry expertise and decades of experience from leading private equity firms. The Company intends to focus its efforts on evaluating business combination targets by leveraging InterPrivate’s network of independent sponsors, family offices and private equity and venture capital firms. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Charlotte Luer

cluer@interprivate.com

239-404-6785